Registration Nos. 333-190329, 333-175285, 333-160632, 333-157781, 333-149533, 333-141115,

333-132398, 333-123299, 333-113662, 333-89172, 333-89170, 333-72192, 333-58510,

333-55828, 333-54886, 333-48582, 333-46252, and 333-84545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-190329

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-175285

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-160632

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-157781

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-149533

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-141115

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-132398

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-123299

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-113662

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-89172

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-89170

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-72192

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-58510

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-55828

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-54886

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-48582

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-46252

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-84545

UNDER

THE SECURITIES ACT OF 1933

MOVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4438337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Almaden Boulevard, Suite 800

San Jose, California 95113

(Address of principal executive offices, including zip code)

homestore.com 1999 Employee Stock Purchase Plan

homestore.com 1999 Equity Incentive Plan

NetSelect 1999 Stock Incentive Plan

SpringStreet 1997 Stock Incentive Plan

NetSelect 1996 Stock Incentive Plan

homestore.com, Inc. 1999 Employee Stock Purchase Plan

homestore.com, Inc. 1999 Equity Incentive Plan

The Hessel Group, Inc. 2000 Stock Option Plan

Options Granted Under the Hessel Group, Inc. 2000 Stock Option Plan and Assumed by Homestore.com, Inc.

Move.com, Inc. 2000 Stock Incentive Plan

Assumed options under the Cendant Corporation Move.com Group 1999 Stock Option Plan as assumed by Cendant Corporation from Move.com, Inc. and amended and restated effective as of March 21, 2000

1997 Stock Incentive Plan of Cendant Corporation as amended and restated through October 14, 1998

HomeWrite Incorporated 2000 Equity Incentive Plan

iPlace, Inc. 2001 Equity Incentive Plan

iPlace 2000 Stock Option Plan

ConsumerInfo.com, Inc. 1999 Stock Option Plan

eNeighborhoods, Inc. 1998 Stock Option Plan

Qspace, Inc. 1999 Stock Option Plan

Homestore.com, Inc. 2002 Stock Incentive Plan

1999 Employee Stock Purchase Plan

1999 Stock Incentive Plan

Stock Options, Restricted Stock and Restricted Stock Units Granted as Employment Inducement Awards Outside of a Plan

Move, Inc. 2011 Incentive Plan

(Full titles of the plans)

Michael L. Bunder, Esq.

Senior Vice President, Assistant Secretary

Move, Inc.

c/o News Corporation

1211 Avenue of the Americas

New York, NY 10036

United States

212-416-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Howard L. Ellin, Esq.

Brandon Van Dyke, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Move, Inc., a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.001 per share, of the Company (the “Shares”) registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements.

Registration No.	Date Filed with the SEC	Name of Equity Plan(s) or Agreement(s)	Shares
333-84545	August 5, 1999	homestore.com 1999 Employee Stock Purchase Plan, homestore.com 1999 Equity Incentive Plan, NetSelect 1999 Stock Incentive Plan, SpringStreet 1997 Stock Incentive Plan, and NetSelect 1996 Stock Incentive Plan	13,655,265

333-46252	September 20, 2000	Homestore.com, Inc. 1999 Employee Stock Purchase Plan and Homestore.com, Inc. 1999 Stock Incentive Plan	3,509,458

333-48582	October 25, 2000	The Hessel Group, Inc. 2000 Stock Option Plan and Options Granted Under the Hessel Group, Inc. 2000 Stock Option Plan and Assumed by Homestore.com, Inc.	400,000

333-54886	February 2, 2001	Homestore.com, Inc. 1999 Employee Stock Purchase Plan and Homestore.com, Inc. 1999 Stock Incentive Plan	4,138,058

333-55828	February 16, 2001	Move.com, Inc. 2000 Stock Incentive Plan, Assumed options under the Cendant Corporation Move.com Group 1999 Stock Option Plan as assumed by Cendant Corporation from Move.com, Inc. and amended and restated effective as of March 21, 2000, and the 1997 Stock Incentive Plan of Cendant Corporation as amended and restated through October 14, 1998	4,913,997

333-58510	April 6, 2001	HomeWrite Incorporated 2000 Equity Incentive Plan	500,000

333-72192	October 25, 2001	iPlace, Inc. 2001 Equity Incentive Plan, iPlace 2000 Stock Option Plan, ConsumerInfo.com, Inc. 1999 Stock Option Plan, eNeighborhoods, Inc. 1998 Stock Option Plan, and Qspace, Inc. 1999 Stock Option Plan	1,472,175

333-89172	May 24, 2002	Homestore.com, Inc. 1999 Employee Stock Purchase Plan and Homestore.com, Inc. 1999 Stock Incentive Plan	5,875,341

333-89170	May 24, 2002	Homestore.com, Inc. 2002 Stock Incentive Plan	15,000,000

333-113662	March 16, 2004	1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan	11,965,938

333-123299	March 14, 2005	1999 Stock Incentive Plan	6,608,957

333-132398	March 14, 2006	1999 Stock Incentive Plan	6,713,966

333-141115	March 7, 2007	1999 Stock Incentive Plan	6,937,250

333-149533	March 4, 2008	1999 Stock Incentive Plan	6,813,010

333-157781	March 9, 2009	1999 Stock Incentive Plan	6,888,682

333-160632	July 17, 2009	Stock Options, Restricted Stock and Restricted Stock Units Granted as Employment Inducement Awards Outside of a Plan	2,625,000

333-175285	July 1, 2011	Move, Inc. 2011 Incentive Plan	29,579,090

333-190329	August 2, 2013	Move, Inc. 2011 Incentive Plan	2,100,000

On September 30, 2014, the Company entered into an Agreement and Plan of Merger with News Corporation, a Delaware corporation (“Parent”), and Magpie Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company with the Company becoming an indirect wholly owned subsidiary of Parent (the “Merger”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. The Merger became effective on November 14, 2014, pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 20, 2014.

MOVE, INC. (REGISTRANT)

By:	/s/ Steven H. Berkowitz
Steven H. Berkowitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven H. Berkowitz	Chief Executive Officer	November 20, 2014
Steven H. Berkowitz

/s/ Rachel Glaser	Chief Financial Officer	November 20, 2014
Rachel Glaser

/s/ Patricia Wehr	Senior Vice President & Chief Accounting Officer	November 20, 2014
Patricia Wehr

/s/ Robert J. Thomson	Director	November 20, 2014
Robert J. Thomson

/s/ Bedi A. Singh	Director and Executive Vice President, Finance	November 20, 2014
Bedi A. Singh